UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2009

JAG Media Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6865 SW 18th Street, Suite B13
Boca Raton, Florida 33433

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 300-7410

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into Material Definitive Agreements

Item 8.01 Other Events

SIGNATURE

INDEX TO EXHIBITS

EX-10.1:	STAND-BY EQUITY DISTRIBUTION AGREEMENT DATED MARCH 12, 2009 BETWEEN JAG MEDIA HOLDINGS, INC. AND YA GLOBAL MASTER SPV LTD.

EX-10.2:	REGISTRATION RIGHTS AGREEMENT DATED MARCH 12, 2009 BETWEEN JAG MEDIA HOLDINGS, INC. AND YA GLOBAL MASTER SPV LTD.

EX-10.3:	LETTER AGREEMENT DATED MARCH 12, 2009 BETWEEN JAG MEDIA HOLDINGS, INC. AND YA GLOBAL INVESTMENTS, L.P.

EX-99.1:	LETTER OF INTENT DATED MARCH 12, 2009 AMONG JAG MEDIA HOLDINGS, INC., CARDIOGENICS INC. AND YAHIA GAWAD

EX-99.2:	PRESS RELEASE DATED MARCH 13, 2009

Item 1.01 Entry into Material Definitive Agreements.

On March 12, 2009 JAG Media Holdings, Inc. (“JAG Media”) and YA Global Master SPV Ltd. (“YA Ltd”) entered into a Standby Equity Distribution Agreement (the “SEDA”) pursuant to which YA Ltd agreed to purchase up to $5,000,000 of JAG Media’s common stock (the “Commitment Amount”) over the course of the thirty-six (36) months following the date the registration statement for the shares to be issued pursuant to the SEDA is first declared effective (the “Commitment Period”). JAG Media shall have the right, but not the obligation, to sell common stock to YA Ltd during the Commitment Period. Each right to sell common stock to YA Ltd is an “Advance” under the SEDA.

In order to request an Advance under the SEDA, JAG Media must submit a written notice to YA Ltd specifying the amount of the Advance (an “Advance Notice”). An Advance Notice may be delivered to YA Ltd every five (5) trading days. The common stock issued to YA Ltd in connection with each Advance Notice shall be issued at a purchase price equal to 95% of the lowest Volume Weighted Average Price (“VWAP”) during the five trading days immediately following the date of the Advance Notice, as reported by Bloomberg, L.P. In addition (i) each Advance may not exceed $250,000; (ii) the aggregate amount of the Advances pursuant to the SEDA shall not exceed the Commitment Amount; (iii) in no event shall the number of shares of common stock issuable to YA Ltd pursuant to an Advance cause the aggregate number of shares of common stock beneficially owned by YA Ltd and its affiliates to exceed 9.99% of the then outstanding common stock of JAG Media. Further, JAG Media’s common stock being authorized for quotation on a “Principal Market,” which is defined as the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the NYSE Euronext, the OTC Bulletin Board or the New York Stock Exchange, shall be a condition to any Advance. Each Advance shall also be subject to such additional terms and conditions as are set forth in the SEDA.

On the 11th trading day following the completion of the “Commencement Date,” as defined in the Registration Rights Agreement (the “Commencement Date”), JAG Media shall issue to YA Ltd, as a commitment fee, shares of JAG Media common stock in an amount equal to $250,000 divided by the average of the VWAP for each of the ten (10) trading days following the effective date of the Acquisition (the “Commitment Fee Shares”). The Commitment Fee Shares shall be included on any registration statement filed by JAG Media after the date of the SEDA, unless such shares may be resold without any limitation pursuant to Rule 144.

On March 12, 2009, concurrent with the execution of the SEDA, JAG Media and YA Ltd also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which JAG Media agreed to register the shares of JAG Media common stock to be issued in connection with the SEDA (the “Registrable Securities”). JAG Media may not file the registration statement for the Registrable Securities (the “Registration Statement”) prior to the tenth (10th) trading day following the Commencement Date and JAG Media shall not have the ability to make any Advances under the SEDA until the Registration Statement is declared effective. JAG Media shall cause the Registration Statement that has been declared effective to remain effective at all times until all Registrable Securities under the Registration Statement cease to be Registrable Securities. Once issued, Registrable Securities cease to be Registrable Securities when (i) such Registrable Securities have been disposed of pursuant to the Registration Statement; (ii) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) are met; or (iii) in the opinion of counsel to JAG Media such Registrable Securities may permanently be sold without registration and without any time, volume or manner limitations pursuant to Rule 144.

On March 12, 2009 JAG Media Holdings, Inc. (“JAG Media”) and YA Global Investments, L.P. (“YA Global”) entered into a letter agreement amending Warrant No. CCP-003 dated May 24, 2006 (the “Warrant Letter Agreement”), which currently permits YA Global, as warrant holder, to exercise Warrant No. CCP-003 for up to 2,000,000 shares of JAG Media’s common stock at a price of $0.60 per share on a cashless basis. Under the Warrant Letter Agreement, the exercise price for the 2,000,000 shares of JAG Media common stock under Warrant No. CCP-003 was changed from $0.60 per share to $0.07 per share. In addition, YA Global agreed to exercise the 2,000,000 shares under Warrant No-CCP-003 at the reduced exercise price of $0.07 per share, on a cash basis, resulting in an aggregate exercise amount of $140,000 to be paid to JAG Media.

Warrant No. CCP-003, and its underlying shares, shall not be registered for sale and shall be subject to the rights and restrictions of Rule 144.

Item 8.01 Other Events

Proposed Acquisition of CardioGenics Inc.

On March 12, 2009, JAG Media entered into a letter of intent (the "Letter of Intent") with CardioGenics Inc., an Ontario, Canada corporation ("CardioGenics"), and Yahia Gawad, a principal stockholder of CardioGenics pursuant to which, among other matters, CardioGenics would be acquired by a newly created Ontario, Canada corporation (“ExchangeCo), which would be wholly-owned by another newly created Ontario, Canada corporation wholly-owned by JAG Media (“CallCo”).  In consideration of the acquisition of CardioGenics by ExchangeCo, the stockholders of CardioGenics would be issued at the Closing, in exchange for all of the CardioGenics shares, a number of convertible preferred ExchangeCo shares (the “ExchangeCo Shares”), which, upon conversion, would result in the issuance to the ExchangeCo stockholders of a number of shares of JAG Media common stock (the “JAG Media Common Stock”), which upon such issuance would equal eighty-five percent (85%) of the outstanding JAG Media Common Stock (on a fully diluted basis) as of the Closing Date, assuming (for purposes of this calculation) that the shares of JAG Media Common Stock resulting from the conversion of the ExchangeCo Shares were issued at the Closing (the “Proposed Transaction”). The CardioGenics Stockholders would have the option to receive their pro-rata number of ExchangeCo Shares or, in lieu thereof, may elect to receive directly their pro-rata number of JAG Media Common Stock shares. CallCo and ExchangeCo would be established as Ontario, Canada subsidiaries of JAG Media prior to the Closing.

The shares of JAG Media Common Stock to be received by stockholders of CardioGenics at the Closing would not be registered for sale with the U.S. Securities and Exchange Commission and would, therefore, be subject to the rights and restrictions of Rule 144. Shares of JAG Media Common Stock issued to ExchangeCo stockholders upon conversion of their ExchangeCo Shares after the Closing may not be registered for sale with the U.S. Securities and Exchange Commission prior to six (6) months following the Closing and would, therefore, be subject to the rights and restrictions of Rule 144 prior to any such registration. The existing public stockholders of JAG Media will experience significant dilution from the issuance of these shares to the stockholders of CardioGenics and ExchangeCo.

At the Closing, JAG Media’s current directors would resign as directors of JAG Media and its subsidiaries and would also resign as officers and executives of JAG Media and its subsidiaries. JAG Media's board of directors would be replaced with designees of CardioGenics. The current directors of JAG Media would also enter into consulting agreements with the post-closing company at the Closing, pursuant to which they will provide certain consulting services to assist the post-closing company in connection with certain transition matters.

CardioGenics was incorporated in Ontario, Canada in November 1997. CardioGenics develops technology and products targeting the immunoassay segment of the InVitro Diagnostic testing market. CardioGenics has developed the QL Care Analyzer, a proprietary point of care immuno-analyzer, which will run a number of diagnostic tests to be developed by CardioGenics, the first of which will be a series of cardiovascular diagnostic tests. As part of its core proprietary technology, CardioGenics has also developed a proprietary method for silver coating paramagnetic microspheres (a fundamental platform component of immunoassay equipment), which improve instrument sensitivity to light. CardioGenics’ principal offices are located in Mississauga, Ontario, Canada.

The Closing is conditioned upon (i) each party completing a due diligence review, the results of which are satisfactory in all respects to each party, (ii) JAG Media and CardioGenics obtaining all appropriate and necessary corporate and shareholder approvals for the transaction, (iii) the entering into of definitive agreements among the parties, including, without limitation, a mutually acceptable definitive acquisition agreement between CardioGenics and ExchangeCo and other related agreements and (iv) JAG Media Common Stock continuing to be quoted on the OTC Bulletin Board as of the Closing Date.

The execution of the definitive acquisition agreement and other related closing documents shall be subject to (a) JAG Media and YA Global entering into the SEDA and (b) CardioGenics receiving commitments for not less than $1,500,000 in financing.

There is no assurance that the definitive documentation called for in the Letter of Intent will ever be executed, or if executed, that the Proposed Transaction will be consummated. Further, to the extent that definitive agreements are reached, no assurances can be given that any such agreements will be entered into consistent with the current expectations of JAG Media and CardioGenics, as contemplated by the terms of the Letter of Intent.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares of JAG Media and CardioGenics in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.

The foregoing descriptions of the SEDA, the Registration Rights Agreement, the Warrant Letter Agreement and the Letter of Intent do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 99.1 hereto, which are incorporated herein by reference. A press release regarding the Proposed Transaction is also filed as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

Index to Exhibits

10.1	Standby Equity Distribution Agreement dated March 12, 2009 between JAG Media Holdings, Inc. and YA Global Master SPV Ltd.

10.2	Registration Rights Agreement dated March 12, 2009 between JAG Media Holdings, Inc. and YA Global Master SPV Ltd.

10.3	Letter Agreement dated March 12, 2009 between JAG Media Holdings, Inc. and Y.A. Global Investments, L.P.

99.1	Letter of Intent dated March 12, 2009 among JAG Media Holdings, Inc., CardioGenics Inc. and Yahia Gawad

99.2	Press Release dated March 13, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAG MEDIA HOLDINGS, INC.

By:	/s/ Thomas J. Mazzarisi
	Name:	Thomas J. Mazzarisi
	Title:	Chairman of the Board, Chief Executive Officer & General Counsel

Dated: March 13, 2009